Exhibit 12.1
CERTIFICATION
I, Daniel Johannes Pretorius, certify that:
(1)
I have reviewed Amendment No. 2 to the annual report on Form 20-F of DRDGOLD LIMITED;

(2)
Based on my

knowledge, this Amendment No.

2 does not

contain any untrue

statement of a material
fact or omit

to state a

material fact necessary

to make

the statements

made, in light

of the circumstances
under

which such

statements were

made,

not

misleading with

respect to

the

period covered

by this
report;
Date: April 12, 2023
/s/ Daniel Johannes Pretorius
Daniel Johannes Pretorius
Chief Executive Officer